Exhibit 5.1

[LETTERHEAD OF HOLLAND & HART LLP]

FORM OF OPINION – SUBJECT TO CHANGE

                        , 2012

Natural Grocers by Vitamin Cottage, Inc.

12612 West Alameda Parkway

Lakewood, Colorado 80228

Ladies and Gentlemen:

We have acted as counsel to Natural Grocers by Vitamin Cottage, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-1 (File No. 333-182186), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the registration and proposed offering and sale of up to an aggregate of                    shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”),                    of which shares (the “Company Shares”) are to be sold by the Company and                    of which shares (the “Stockholder Shares” and, collectively with the Company Shares, the “Shares”) are to be sold by the selling stockholders  identified in the Registration Statement (the “Selling Stockholders”), to the underwriters (the “Underwriters”) pursuant to the terms of the Underwriting Agreement (as defined below).  The Company Shares include                      shares of Common Stock that may be sold by the Company and the Stockholder Shares include                      shares of Common Stock that may be sold by the Selling Stockholders if the Underwriters exercise their option granted by the Company and the Selling Stockholders to purchase additional shares of Common Stock. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

As the basis for the opinion hereinafter expressed, we have examined such statutes, including the Delaware General Corporation Law, as amended (the “DGCL”), Company corporate records and documents, certificates of officers of the Company and public officials, and other instruments and documents as we deemed relevant or necessary for the purposes of the opinion set forth below, including the proposed form of Underwriting Agreement among the Company, the Selling Stockholders and the several Underwriters to be named therein or in a schedule thereto, for whom SunTrust Robinson Humphrey, Inc. and Piper Jaffray & Co. will act as representatives, included as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), the Registration Statement, the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company’s Amended and Restated Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware as of a recent date, the Company’s Amended and Restated Bylaws, dated           , 2012, and resolutions of the Board of Directors of the Company  (the “Board”).

In making our examination, we have assumed (i) the legal capacity of all natural persons and that all signatures on documents examined by us are genuine; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the original documents of all documents submitted to us as certified, electronic, conformed, or photostatic copies and the authenticity of the originals of all such documents; (iv) that each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (v) that the obligations of parties other than the Company to the Underwriting Agreement are valid, binding and enforceable; (vi) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed; and (vii) the accuracy, completeness and authenticity of certificates of public officials. In connection with the opinion hereinafter expressed, we have assumed that all of the Shares will be offered and sold in the manner stated in the Prospectus and the Underwriting Agreement.

Based on the foregoing and on such legal considerations as we deem relevant, and subject to compliance with applicable state securities laws and to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that following the (i) execution and delivery by the Company and the Selling Stockholders of the Underwriting Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Company Shares pursuant to the terms of the Underwriting Agreement, and (iv) receipt by the Company of the consideration for the Company Shares specified in the resolutions adopted by the Board and to be adopted by the Pricing Committee of the Board, the Shares will be validly issued, fully paid, and non-assessable.

We express no opinion other than as to the DGCL. We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,